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                           GENERAL COMMUNICATION, INC.






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                       PREFERRED STOCK PURCHASE AGREEMENT

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                20,000 SHARES OF SERIES B CONVERTIBLE REDEEMABLE

                            ACCRETING PREFERRED STOCK






                           Dated as of April 30, 1999

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

                           General Communication, Inc.
                         2550 Denali Street, Suite 1000
                             Anchorage, Alaska 99503



                                 April 30, 1999



To:      Each of the Persons Named
         on Annex A to this Agreement

Ladies and Gentlemen:

         The undersigned, General Communication, Inc. (the "Company"), an Alaska corporation, hereby agrees with you (sometimes referred to herein individually as an "Investor" and sometimes collectively as the "Investors") as follows:

         1.0 Authorization of Securities. The Company has authorized the issuance of an aggregate of 35,000 and the sale of an aggregate of 20,000, shares of its Series B Convertible Redeemable Accreting Preferred Stock (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Statement of Stock Designation (hereinafter referred to as the "Designation"), a copy of which is attached hereto as Annex B. The shares of Preferred Stock are convertible into shares of Class A Common Stock of the Company (the "Class A Common Stock") upon the terms and conditions set forth in the Designation. The Preferred Stock and the Class A Common Stock are sometimes referred to collectively herein as the "Securities."

         2.0 Sale and Purchase of Preferred Stock. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Investors, and the Investors agree to purchase from the Company, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), 20,000 shares of Preferred Stock, such commitment allocated among the Investors in the numbers set forth opposite such Investor's name on Annex A attached hereto, and the Investors shall pay to the Company an aggregate amount of Twenty Million Dollars ($20,000,000) (the "Required Payment"), allocated among the Investors as set forth on Annex A attached hereto.

         3.0 Closing.

                  3.1 Closing. The closing of the sale to and purchase by each Investor of the Preferred Stock (the "Closing") shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP in Atlanta, Georgia, at the hour of 10:00 A.M., eastern standard time, on April 30, 1999 or at such different time or day as the Investors and the Company shall agree (the "Closing Date"). At the Closing, the Company will deliver to each Investor a certificate evidencing the number of shares of Preferred Stock set forth


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
opposite such Investor's name on Annex A hereto, which shall be registered in such Investor's name as stated on the signature page hereto, against delivery to the Company of payment by wire transfer in an amount equal to the Required Payment by such Investor.

         4.0 Register of Securities; Restrictions on Transfer of Securities; Removal of Restrictions on Transfer of Securities.

                  4.1 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the shares of Preferred Stock, the Class A Common Stock and the Class B Common Stock (the "Class B Common Stock," together with the Class A Common Stock, the "Common Stock"), for the registration of the issuance and sale of all such shares. All transfers of Preferred Stock, or Class A Common Stock issued upon conversion of Preferred Stock, shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered Holder of such Securities as the actual Holder of the Securities so registered until the Company or its agent is required to record a transfer of such Securities on its register. Subject to Section 4.2(c) hereof, the Company or its agent shall be required to record any such transfer when it receives the Security to be transferred, duly and properly endorsed by the registered Holder thereof or by its attorney-in-fact duly authorized in writing.

                  4.2 Restrictions on Transfer.

                           (a) Each  Investor  understands  and agrees  that the
Preferred Stock it will be acquiring has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that accordingly such stock will not be transferable except as permitted under various exemptions contained in the Securities Act and any applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws. Each Investor acknowledges that it must bear the economic risk of its investment in the Preferred Stock for an indefinite period of time (subject, however, to the Company's obligation to redeem the Preferred Stock in accordance with Sections 4 and 5 of the Designation and to the Company's obligation to effect the registration under the Securities Act of the Class A Common Stock issuable upon conversion of the Preferred Stock in accordance with Section 10 hereof) because such stock has not been registered under the Securities Act and therefore cannot be sold, unless such stock is subsequently registered or an exemption from registration is available.

                           (b) Each Investor  hereby  represents and warrants to
the Company and with respect to clause (iv) to each other Investor that (i) it is acquiring the Preferred Stock it has agreed to purchase for investment purposes, for its own account, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (ii) it is an "accredited investor" as that term is defined in Rule 501 under the Securities Act, (iii) it is organized under the laws of and has its principal executive office in the state set forth on Annex {4.2(b)}A attached hereto, (iv) it is making an independent investment decision and is not relying on representations of or information provided by any other Investor and (v) a copy of the Company's Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1998, has


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been  made  available  to such  Investor  and such  Investor  has  been  given a reasonable opportunity to ask questions of and receive answers from the Company, and all persons acting on its behalf, concerning the Company, its business, the Preferred Stock and other related matters and such Investor has availed itself of such opportunity to the full extent desired.

                           (c) Each  Investor  hereby agrees with the Company as
follows:

                                    (i)  Subject  to  Section  4.3  hereof,  the
certificates evidencing the Preferred Stock it has agreed to purchase, each certificate issued in transfer thereof, and each certificate evidencing the Class A Common Stock issued upon conversion of shares of the Preferred Stock will bear the following legend:

            "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. These securities may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act and under any applicable state securities laws."

                                    (ii)  The  certificates   representing  such
Preferred Stock, each certificate issued in transfer thereof, and each certificate evidencing the Class A Common Stock issued upon conversion of shares of the Preferred Stock will also bear any legend required under any applicable state securities laws.

                                    (iii)  Absent  an   effective   registration
statement under the Securities Act covering the disposition of the Preferred Stock or the Class A Common Stock issued in connection with the conversion of such Preferred Stock, such Investor will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of such securities except in compliance with the Securities Act and the registration or qualification requirements of any applicable state securities laws or any exemption therefrom.

                                    (iv) No  Holder  of  Preferred  Stock  shall
transfer any shares of Preferred Stock to a Direct Competitor of the Company (as defined below) unless the prior consent of the Company is received, which consent shall not be unreasonably withheld. For purposes of this Section 4.2
(c)(iv), "Direct Competitor of the Company" shall mean a Person which offers or proposes to offer anywhere in the State of Alaska any of the following: (1) facilities-based long distance communications service (including via undersea cable), (2) facilities-based competitive local exchange or wireless communications services, or (3) cable television or other terrestrial video or data services; including, in each case, Internet and interactive services. Communications services shall include, in all cases, voice, video and data communications.

                                    (v) The Company shall make a notation on its
records and may give instructions to any transfer agent of the Class A Common Stock or Preferred Stock in order to implement the restrictions on transfer set forth in this subsection (c).




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
                  4.3 Removal of Securities Act Transfer Restrictions. Any legend endorsed on a certificate evidencing a Security pursuant to Section 4.2(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the Holder of such Security (a) if such Security is registered under the Securities Act, or (b) if such Security may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if the Holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a sale or transfer of such Security may be made without registration under the Securities Act.

         5.0 Representations and Warranties by the Company. In order to induce the Investors to enter into this Agreement and to purchase the Preferred Stock, the Company hereby covenants with, and represents and warrants to, each Investor as follows:

                  5.1 Organization; Power; Qualification; Capital Stock.

                               (a) The Company is a corporation  duly organized,
validly existing and in good standing under the laws of the State of Alaska. The Company has the corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being and hereafter proposed to be conducted. The Company is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization. Annex 5.1 correctly sets forth and identifies the number of authorized shares of each class and series of capital stock of the Company, the par value per share, and the number of issued and outstanding shares of each such class and series on the date hereof, after giving effect to the transactions contemplated hereby. Except as described on Annex 5.1 attached hereto, the Company does not have outstanding any stock or securities convertible into or exchangeable for any shares of its Common Stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Common Stock or any stock or securities convertible into or exchangeable for any Common Stock. Except as set forth on Annex 5.1, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Common Stock or to register any shares of its Common Stock, and there are no agreements restricting the transfer of any shares of the Company's Common Stock.

                               (b) Other than the  Preferred  Stock to be issued
to the Investors pursuant to this Agreement, there are no shares of preferred stock outstanding. The Preferred Stock has been duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will have the rights, preferences and privileges specified in the Designation and will be free and clear of all Liens and restrictions, other than Liens that might have been created by the Investors and restrictions on transfer imposed by Section 4.2 hereof; and the Class A Common Stock issuable upon conversion of the Preferred Stock has been duly authorized and reserved for issuance upon conversion of the


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Preferred Stock and, when issued will be duly authorized,  validly issued, fully paid and nonassessable Class A Common Stock, in connection with such conversion and clear of all Liens and restrictions, other than Liens that might have been created by the Investors and restrictions imposed by Section 4.2 hereof.

                  5.2 Authorization. The Company has the corporate power and has taken all necessary corporate action to authorize it to issue the Preferred Stock and to execute, deliver and perform this Agreement and the Designation in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is, along with the Designation, a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) certain equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Company).

                  5.3 Subsidiaries. The Subsidiaries of the Company are listed in Annex 5.3 attached hereto. The Company owns all of the outstanding capital stock of each Subsidiary, except as set forth in Annex 5.3.


                  5.4 Compliance with Other Documents and Contemplated Transactions. The execution, delivery and performance by the Company of this Agreement and the Designation, each in accordance with their respective terms, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority, (ii) violate any Applicable Law with respect to the Company, (iii) conflict with, result in a breach of, or constitute a default under the Restated Articles of Incorporation or the Bylaws of the Company, under the Credit Facilities, or under any indenture, agreement, or other instrument, including without limitation the Licenses, to which the Company or any Subsidiary of the Company is a party or by which any such company or its properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any of its Subsidiaries.

                  5.5 Business. The Company and its Subsidiaries are engaged in the business of providing telecommunications and video services to residential, commercial and government users, including without limitation, local, long distance and wireless telephone services, cable television services and Internet services.

                  5.6 Licenses, etc. All material Licenses necessary to the operation of the Company's business have been authorized by the grantors thereof and are in full force and effect, and the Company is in compliance in all material respects with all of the


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provisions  thereof.  The  Company  has  secured  all  Necessary  Authorizations required for the operation of its business and all such Necessary Authorizations are in full force and effect.

                  5.7 Compliance with Law. The Company is in substantial compliance with all Applicable Laws.

                  5.8 Litigation. There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or in any other manner relating directly and adversely to, the Company or any of its properties in any court or before any arbitrator of any kind or before or by any governmental body, except as described on Annex 5.8 attached hereto, and no such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or the Designation, or (ii) if determined adversely to the Company, would be likely to have a Materially Adverse Effect.

                     5.9 Financial Statements. The Company has furnished or caused to be furnished to each Investor the audited balance sheet and statement of income for the fiscal year ended December 31, 1998 (collectively, the "Financials"), which as of the date hereof are complete and correct in all material respects and present fairly in accordance with generally accepted accounting principles the Company's financial position on and as at such dates and the results of operations for the periods then ended. There are no material liabilities, contingent or otherwise, of the Company which are not disclosed in such Financials.

                  5.10 No Adverse Change. Since December 31, 1998, there has occurred no event which is likely to have a Materially Adverse Effect.

                  5.11 Absence of Default, etc. The Company is in compliance with all the provisions of its Restated Articles of Incorporation and Bylaws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute a material default by the Company under any material indenture, agreement or other instrument (individually, a "Material Agreement" and collectively, the "Material Agreements"), including without limiting the foregoing, any License or any judgment, decree or order to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their properties may be bound or affected. All Material Agreements are in full force and effect, and the Company has no knowledge that any party to any Material Agreement is seeking or presently intends to seek to terminate, amend or modify such Material Agreement.

                  5.12  Environmental  Matters.  Except as is described on Annex
5.12 attached hereto:

                     (i) The Property does not contain, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to material liability under Environmental Laws.


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                     (ii) The  Company  is in  substantial  compliance  with all applicable Environmental Laws, and there is no condition which could interfere with the continued operation of any of the Properties in substantial compliance with Environmental Laws, or impair the financial condition of Company.

                     (iii) The Company has not  received  from any  governmental authority or any other Person any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, nor is the Company aware that any governmental authority is contemplating delivering to the Company any such notice. There has been no pending or, to the Company's knowledge, threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of the Properties.

                     (iv) Hazardous Materials have not been generated,  treated, stored, disposed of, at, on or under any of the Property, except in substantial compliance with all Environmental Laws, or in a manner that could give rise to material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location, except in substantial compliance with all Environmental Laws, nor in a manner that could reasonably be anticipated to give rise to material liability under Environmental Laws.

                     (v) The Company is not a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

                     (vi) There has been no release or threat of release of Hazardous Materials into the environment at or from any of the Properties, or arising from or relating to the operations of the Company, in violation of Environmental Laws or in amounts that could give rise to material liability under Environmental Laws.

                  5.13 Investment Company Act; Public Utility Holding Company Act. The Company (i) is not an "investment company" or a company "controlled by an investment company" and (ii) is not required to register, in each case, under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Company of this Agreement violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission (the "Commission") or any other governmental or public body or authority pursuant to any provisions of such Act. The Company is not a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. None of the transactions contemplated by this Agreement (including, without limitation, the use of proceeds from the sale of the


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Securities)  will  violate or result in a violation of Section 7 of the Exchange
Act or any regulation issued pursuant thereto including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System.

                  5.14 Securities Laws. The Company and any underwriters, sales agents, representatives or brokers representing or acting on behalf of the Company have complied with all material federal and state securities laws in connection with the offer and sale of share interests in the Company, including the Preferred Stock to be issued and sold pursuant to this Agreement. The offer, sale and issuance of the Preferred Stock, including the issuance of the shares of Class A Common Stock in connection with the conversion of the Preferred Stock (assuming no action is taken after the date hereof by the Holders of Preferred Stock to make an exemption from registration unavailable), are, in each case, exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction, so long as the Investors do not take any action which would cause the loss of such exemption. Neither the Company nor anyone on its behalf will take any action hereafter that would or would be likely to cause the loss of such exemption.

                  5.15 Disclosure; SEC Filings. There is no fact known to the Company which the Company has not disclosed to the Investors in writing which has or will have a Materially Adverse Effect. The information contained in this Agreement, the Financials and in any writing furnished pursuant hereto or in connection herewith, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading. Additionally, the Company has delivered or has made available to the Investors true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, any Annual Reports to Shareholders incorporated by reference in any of such reports, in form (including exhibits and any amendments thereto) required to be filed with the Commission since December 31, 1996 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed, or, if any such Company SEC Report was amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, misleading. Each of the audited financial statements and unaudited interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1996, 1997 and 1998 and its Quarterly Reports on Form 10-Q for all interim periods subsequent thereto fairly present, in conformity with generally accepted accounting principles, the financial position of the Company as of its date and the results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                  5.16 Year 2000 Compliance. The Company has (i) begun analyzing the operations of the Company and its Subsidiaries that could be adversely affected by


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
failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. The Company reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect. To the best knowledge of the Company, any suppliers and vendors that are material to the operations of the Company or its Subsidiaries will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could reasonably be expected not to have a Materially Adverse Effect.

         6.0 Conditions Precedent to Investor's Obligations at the Closing. The obligation of each Investor to execute this Agreement and purchase the Preferred Stock is subject to the prior fulfilment of the following conditions:

                  6.1 Representations and Warranties. Representations and warranties of the Company under this Agreement shall be true and correct in all material respects as of the date hereof and any exceptions thereto shall be acceptable to the Investors.

                  6.2 Simultaneous Purchase by Investors. The Company shall be contemporaneously consummating the sale of the Preferred Stock to each of the Investors listed on Annex A attached hereto.

                  6.3 No Material Adverse Change.  There shall not have occurred
(i) a change in the financial condition, business, assets or prospects of the Company or any of its Subsidiaries that constitutes a Materially Adverse Effect with respect to the Company and its Subsidiaries taken as a whole, (ii) any substantive change in local, state or federal governmental regulations affecting the business of the Company or any of its Subsidiaries or the business proposed to be conducted by the Company or any of its Subsidiaries that has a Materially Adverse Effect, or (iii) any threatened, instituted or pending action, proceeding, application or counterclaim by or before any governmental, regulatory or administrative agency or authority, domestic or foreign, which seeks to restrain or prohibit the transactions contemplated by this Agreement or seeks damages in connection therewith or resulting therefrom, seeks to impose any limitations on the ability of the Investors effectively to acquire or to hold or to exercise full rights of ownership of the Securities, including, without limitation, the right to vote the Securities in accordance with their terms or would otherwise be reasonably likely to have a Materially Adverse Effect on the Company.

                  6.4 Designation. The Designation shall have been approved by the Board as required by the Alaska Corporations Code, shall have been filed and recorded with the Department of Commerce and Economic Development of Alaska and shall have become effective, and a copy of the Amended and Restated Articles of Incorporation, as amended, certified by the Commissioner of the Department of Commerce and Economic Development of Alaska shall have been delivered to the Investors.

                  6.5 Board Resolutions. The Board shall have resolved to submit for shareholder approval at the next annual meeting of the shareholders, but in no event later than {July} August 31, 1999, certain additional amendments to the Amended and Restated Articles of Incorporation (the "Proposed Amendments"). The Proposed Amendments shall provide that so long as any shares of Preferred Stock remain outstanding, the Company shall not, directly or indirectly, without the written consent of the Holders of a majority with respect to clause (i) and 80% with respect to clause (ii) of the then-outstanding shares of Preferred Stock
(i) liquidate or dissolve the Company or (ii) permit the Company to be merged with or into, or consolidated with, any other entity or sell all or substantially all of the assets of the Company, in any case where the terms of such merger, consolidation or sale would significantly and adversely affect the rights and preferences of the Preferred Stock. In addition, the Board shall have resolved, pursuant to Article IV, Section 2 of the By-laws of the Company, to increase the number of directors serving on the Board by one with the nominee for such additional position to be designated by Prime VIII, L.P., {or} and such other Holders of Preferred Stock as are not prohibited by law or regulation from participating in such designation.

                  6.6 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the
Designation, including without limitation all such registrations, qualifications, permits and approvals necessary for the offer, sale, issue and delivery of the Securities.

                  6.7 Delivery of Documents. Each Investor shall have received the following:

                               (a) copies of resolutions of the Board, certified
by an Authorized Signatory of the Company, authorizing and approving the Designation and the matters set forth in Section 6.5 hereof, the execution, delivery and performance of this Agreement, and all other documents and instruments to be delivered pursuant hereto and thereto;

                               (b) a copy of the Bylaws of the Company certified
by an Authorized Signatory of the Company;

                               (c) a true  and  complete  copy of  each  and any
agreements or arrangements of any kind among the shareholders of the Company, or otherwise with respect to the ownership of the Company;

                               (d) evidence  satisfactory  to each Investor that
all Necessary Authorizations have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and a certificate of an Authorized Signatory of the Company so stating;

                               (e) good  standing  certificates  for the Company
issued by the Secretary of State, or similar official, of each state in which the Company is incorporated or qualified to do business as a foreign corporation;

                               (f) this duly executed Agreement;

                               (g) {a} favorable {opinion} opinions of Sherman &
Howard LLC, special counsel for the Company, and {dated the Closing Date substantially in the form of Annex 6.7(g) attached hereto;

                               (h) a favorable  opinion} of  Wohlforth,  Vassar,
Johnson & Brecht, counsel for the Company, dated the Closing Date collectively substantially in the form of Annex {6.7(h)} 6.7(g) attached hereto;


                               (i) copies of the  documentation  relating to the
amendments to the $200,000,000 Amended and Restated Credit Agreement, dated as of November 14, 1997, between GCI Holdings, as borrower, NationsBank of Texas, N.A., as administrative agent, Credit Lyonnais New York Branch, as documentation agent, and TD Securities (USA), Inc., as syndication agent and the $50,000,000 Amended and Restated Credit Agreement, dated as of November 14, 1997, between GCI Holdings, Inc., a wholly-owned indirect subsidiary of the Company ("GCI Holdings"), as borrower, NationsBank of Texas, N.A., as administrative agent, Credit Lyonnais New York Branch, as documentation agent, and TD Securities
(USA), Inc., as syndication agent, in final form, the form, terms and conditions of which shall be satisfactory to Investors and their counsel;

                               (j) a  certificate  representing  the  shares  of
Preferred Stock to be purchased by such Investor;

                               (k) a certificate  of incumbency  with respect to
each Authorized Signatory; and

                               (l) such additional supporting  documentation and
other information with respect to the transactions contemplated hereby as the Investors or their special counsel, Paul, Hastings, Janofsky & Walker LLP, may reasonably request.

                  6.8 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be satisfactory in form and substance to the Investors and to their special counsel, Paul, Hastings, Janofsky & Walker LLP.

         7.0 Affirmative Covenants. The Company agrees, that, unless the Holders of a Majority of the then-outstanding shares of Preferred Stock or with respect to Sections 7.7, 7.8, 7.9, 7.10 or 7.16 hereof the Holders of 80% of the then-outstanding shares of Preferred Stock, otherwise agree in writing, so long as any shares of Preferred Stock are outstanding, the Company will (and will cause its Subsidiaries to) do the following:

                  7.1 Preservation of Existence and Similar Matters. Preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, material rights, franchises and Licenses and its material privileges used in connection with or relating to the operation of the Company's business of providing telecommunications and video services to customers, including without limitation, local, long distance and wireless telephone services, cable television services and Internet services, and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualifications or authorizations. These material rights, franchises and Licenses shall include, without limitation, Licenses and all other Necessary Authorizations.

                  7.2 Compliance with Applicable Law. Comply in all respects with the requirements of all Applicable Laws except where compliance is being contested in good faith by appropriate proceedings and adequate reserves have been set aside therefor.

                  7.3 Maintenance of Properties. Maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that the provisions of this Section 7.3 shall not prevent the Company from selling, transferring or otherwise disposing of property.

                  7.4 Accounting Methods and Financial Records. Maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles. The Company shall also maintain a fiscal year ending on December 31.

                  7.5 Maintain Insurance. Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated.

                  7.6 Pay Taxes and Other Liabilities. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or their income or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The

Company shall timely file all information returns required by federal, state or local tax authorities.

                  7.7 Financial Reports. The Company shall furnish to each Holder of Preferred Stock:

                               (a) As  soon  as  practicable  and  in any  event
within sixty (60) days after the last day of each quarter of each fiscal year of the Company, the consolidated balance sheet of the Company as at the end of such quarter and the related consolidated statement of income and retained earnings and related consolidated statement of cash flows of the Company for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by the chief financial officer or chief accounting officer of the Company, to be, in his opinion, complete and correct in all material respects and to present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as at the end of such period and the results of operation for such periods, and the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments;

                               (b) As  soon  as  practicable  and  in any  event
within one hundred twenty (120) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings or deficit and related consolidated statement of cash flows for the Company for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified by independent certified public accountants of national recognized standing, whose opinion shall be in scope and substance reasonably satisfactory to the Holders of Preferred Stock and include a statement certifying that no Default was detected insofar as the terms, provisions or conditions of the Agreement relate to accounting matters during the examination of the Company's consolidated financial statements, and who shall have authorized the Company to deliver such financial statements and opinions thereon to the Holders of Preferred Stock pursuant to this Agreement;

                               (c)  Promptly  upon the  receipt  thereof  by the
Company or the Board, copies of all reports, all management letters and other detailed information submitted to the Company or the Board by independent certified public accountants in connection with each annual or interim audit or review of the accounts or affairs of the Company made by such accountants;

                               (d) Promptly after the same are available, copies
of all such proxy statements, financial statements and reports as the Company shall send to its shareholders, and promptly upon the transmission thereof copies of all registration statements, proxy statements and reports on Form 8-K, Form 10-Q and Form 10-K, which the Company may file with or furnish to the Commission or any governmental authority at any time substituted therefor; and

                               (e) Promptly such other  information  relating to
the finances, properties, business and affairs of the Company and each Subsidiary as any Holder reasonably may request from time to time.

                  7.8 Other Reports. The Company shall also provide to the Holders of Preferred Stock the following:

                               (a)  Promptly  after  its  preparation  and in no
event later than January 31 of each year, a copy of the annual budget of the Company and its Subsidiaries for the fiscal year, including the budget for capital expenditures for the operations of their businesses;

                               (b) Promptly upon learning of the occurrence of a
Default or a condition or event which with the giving of notice or the lapse of time, or both, would constitute a Default, a certificate signed by the chief executive officer or chief financial officer of the Company describing such Default, or condition or event and stating what steps are being taken to remedy or cure the same; and

                               (c) All such  other  notices  and  reports as are
provided under the Credit Facilities from time to time.

                  7.9 Notice of Litigation and Other Matters. Provide prompt notice (and in any event, notice within three (3) Business Days) to the Holders of Preferred Stock of the following events after the Company has received notice thereof or otherwise becomes aware of:

                               (a) The  commencement of any material  proceeding
or investigation by or before any governmental body and any material actions or proceedings in any court or before any arbitrator (i) against, or (ii) in any other way relating materially adversely and directly to, the Company or any Subsidiary or any of their properties, assets or businesses or any License;

                               (b)   Any   material    amendment   or   material
modification to the budget submitted under Section 7.8(a) hereof; and

                               (c) Any breach, waiver, amendment, or termination
of any provision of the Credit Facilities.


                  7.10 Board of Directors. As soon as practicable following issuance of the first share of Preferred Stock, and so long as any shares of Preferred Stock are outstanding, the Company shall cause its Board of Directors to include one seat the nominee for which to be designated by Prime VIII, L.P. (as long as it is a Holder) and such other Holders of Preferred Stock as are not prohibited from participating in the designation of such board member by law or regulation, including pursuant to the Bank Holding Company Act as defined in
Section 8.2 hereof. Upon designation by Prime VIII, L.P. (as long as it is a Holder) and such other Holders of Preferred Stock pursuant to this Section 7.10, the Board of Directors of the Company shall cause such designated person to be nominated for approval by the Holders of the Common Stock at each meeting of shareholders of the Company at which members of the Board of Directors are to be elected. The Company shall, upon such nomination, recommend the approval of such designee as a member of the Board. If the Holders of the Class A Common Stock fail to elect the person designated by Prime VIII, L.P. and such other Holders of Preferred Stock, if any, the Holders of Preferred Stock will have the right to appoint an observer to attend all meetings of the Company's Board of Directors. Further, and independent of such observer right, at any time that the designee to the Board of Directors is not an employee of an Investor or any of such Investor's affiliates, such Investor shall have an additional right to appoint an observer to attend all meetings of the Company's Board. The Company shall pay all reasonable out-of-pocket expenses for any such observers' attendance at Board meetings. The Company may require all observers to sign a reasonable confidentiality agreement.

                  7.11 Proxy Statement. The Company will (i) as promptly as practicable following the date of this Agreement, prepare and file with the Commission, and use its commercially reasonable efforts to have cleared by the Commission and thereafter mail to its stockholders as promptly as practicable, a proxy statement and a form of proxy, in connection with the vote at a meeting of the Company's stockholders (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is called the "Proxy Statement"), (ii) use its best efforts to obtain the necessary approvals by its stockholders of the Proposed Amendments and the transactions contemplated by this Agreement and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company will include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval of the Proposed Amendments. The Company will use its best efforts to conduct the stockholders' meeting on or before {July} August 31, 1999.

                  7.12 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the Securities, issue a new certificate representing such Securities in lieu of such lost, stolen, destroyed, or mutilated certificate.

                  7.13 Compliance With Designation and Bylaws. Perform and observe all requirements of the Company's Bylaws and the Designation, including without limitation its obligations to the Holders of Securities set forth in the Designation and the Company's Bylaws.

                  7.14 Notice of Failure to Comply with Total Leverage Test. Provide prompt written notice to the Holders of shares of Preferred Stock of the Company's failure to meet the Total Leverage Ratio, as defined in the Designation.

                  7.15 Notice of Occurrence of Triggering Event. Provide prompt written notice to the Holders of shares of Preferred Stock of the occurrence of a Triggering Event, as defined in the Designation.

                  7.16 Amendments to or Repeal of Bylaws. Amend or repeal any bylaw in any manner that would significantly and adversely affect the right and preferences of the Preferred Stock.


         8.0 Investor Regulatory Compliance.

                  8.1 Violation of BHCA. If any Investor or an Affiliate of any Investor determines that it has a BHCA Issue (as defined below), the Company agrees to use commercially reasonable efforts to take all such actions as are reasonably requested by such Investor or such Affiliate in order to, at the option of such Investor or such Affiliate, (a) effectuate and facilitate an assignment or transfer by such Investor or such Affiliate of all or a part of its interest in the Company represented by Preferred Stock or Class A Common Stock issued upon conversion of Preferred Stock to a person or entity designated by such Investor or such Affiliate, provided that such assignment or transfer is in compliance with applicable federal and state securities laws and the assignee or transferee agrees to be bound by this Agreement, or (b) amend this Agreement or the Designation to enable such Investor to retain its interest in the Company.

                  8.2 BHCA Issue. For purposes of this Agreement, a "BHCA Issue" means any facts or circumstances under which any Investor or an Affiliate of any Investor is or may be in violation or potential violation of the Bank Holding Company Act of 1956, as amended from time to time (and any successor law thereto), or the rules and regulations promulgated thereunder (collectively, the "Bank Holding Company Act"), or any assertion by any governmental regulatory agency that any Investor or an Affiliate of any Investor is or may be in violation or potential violation of the Bank Holding Company Act by virtue of such Investor or an Affiliate of such Investor holding, or exercising any significant right with respect to, any capital stock of the Company.

         9.0 Right to Demand Exchange of Preferred Stock; Reincorporation of the Company or Change in Alaskan Law.

                               (a The  Company  shall have the right at any time
to exchange all, but not less than all, of the then-outstanding shares of Preferred Stock for a subordinated debt instrument with terms identical to those of the Preferred Stock (a "Debt Instrument"). Prior to exchanging the Preferred Stock for a Debt Instrument, the Company must give the Holders of Preferred Stock at least thirty (30) days written notice of its intent to exchange the Preferred Stock for a Debt Instrument and must provide such Holders with the proposed terms of the Debt Instrument in order that such Holders may confirm that the terms of the Debt Instrument are identical to the terms of the Preferred Stock. The Company shall draft all documents necessary to effect such exchange, including an appropriate indenture, which documents shall be satisfactory to the Holders of Preferred Stock and their counsel in their sole discretion. The Company shall pay all expenses (including reasonable fees and expenses of counsel) of the Holders incurred in connection with any such exchange. Upon the surrender by each Holder of its shares of Preferred Stock, the Company shall issue to each surrendering Holder a Debt Instrument with an aggregate face amount equal to the sum of (i) the number of shares of Preferred Stock of such Holder multiplied by $1,000 per share, plus
(ii) all accrued and unpaid dividends payable with respect to such shares pursuant to the terms of Section 2 of the Designation, whether or not earned or declared, to and including the date of exchange. The Company shall take all necessary steps and actions to promptly issue Debt Instruments to all Holders of Preferred Stock pursuant to this Section 9, including without limitation, using its best efforts to (i) obtain all necessary consents, waivers and approvals from third parties, (including, without limitation, any financial institutions which have issued indebtedness to the Company) required in order to permit the Company to issue the Debt Instruments to such holders of Preferred Stock and
(ii) enter into any subordination agreements or arrangements which may be required by any such third parties. Following receipt of notice pursuant to this
Section 9 from the Company and until the exchange shall be effected, each Holder shall continue to have the right to convert their shares of Preferred Stock into shares of Class A Common Stock pursuant to the Designation.

                               (b In the event the Company is  reincorporated in
Delaware or any other state or Alaskan law is changed such that the Company is permitted to issue equity redeemable at the option of the Holder, the parties hereto agree to enter into appropriate amendments to this Agreement and the Designation to (i) permit the Holders of Preferred Stock to demand redemption at any time after the fourth anniversary of the date hereof or upon a Triggering Event, as defined in the Designation, and (ii) to remove the increase in the dividend rate to 17% per annum as set forth in Section 2 of the Designation. Any amendments entered into pursuant to this Section 9(b) shall be satisfactory to the Holders of the Preferred Stock and their counsel and the Company and its counsel{, each in their sole discretion}.

         10.0 Registration Rights. The Holders of shares of Preferred Stock issued pursuant to this Agreement shall have the following rights with respect to (i) all of the shares of Class A Common Stock issued or issuable upon conversion of the Preferred Stock, whether owned by the Investors or not, and
(ii) any securities issued or issuable with respect to the Class A Common Stock referred to in clause (i) above by way of a stock dividend or a stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided however, that such shares of Class A Common Stock shall only be treated as Registrable Securities if and so long as (i) they cannot be sold pursuant to Rule 144(k) promulgated under the Securities Act or any successor provision, (ii) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (iii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Class A Common Stock are removed upon the consummation of the sale (collectively, the "Registrable Securities"):

                  10.1 Demand Registration. At any time after the date hereof, any Holder or Holders of at least fifteen percent (15%) of the Registrable Securities and any of its permitted successors hereunder (the "Initiating Holder" or "Initiating Holders") acting alone, or together with other Holders qualifying as Initiating Holders, shall have the right to request, on two separate occasions, that the Company prepare and promptly file a registration statement on Form S-3 (or, if such form is not then available, Form S-2 or such other form then available for registration by the Company) under the Securities Act covering Registrable Securities. Upon the receipt of such request, the Company shall give prompt written notice to all other Holders of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such Registrable Securities for which it has received a written request to register such Registrable Securities by the Holders thereof within fifteen (15) days after the receipt of written notice from the Company. The Company must file the registration statement within sixty
(60) days of the expiration of the above-referenced fifteen (15) day period and the Company shall use its best efforts to have such registration statement declared effective by the Commission within sixty (60) days after the filing thereof.

                  If the Initiating Holder so demands, the registration pursuant to this Section 10.1 shall be an underwritten public offering and only shares of Registrable Securities which are to be included in the underwriting may be included in such registration. The Holders of a majority of the Registrable Securities held by the Initiating Holders and included in any registration pursuant to this Section 10.1 shall have the right to select the managing underwriter(s) for such registration. If the underwriter(s) so designated advises the Company and the Holders participating in such registration in writing that in their opinion, the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities which can be sold in such offering, the Company will include in such registration such number of Registrable Securities which in the opinion of such underwriter(s) may be sold, allocated among the Holders of Registrable Securities electing to participate in such registration on a pro rata basis, based upon each such Holder's respective proportionate ownership of the aggregate amount of Registrable Securities requested to be included in such registration by all of the Holders of Registrable Securities. The Company will not include in such registration pursuant to this Section 10.1 any securities which are not Registrable Securities unless all Registrable Securities as to which an election to participate has been delivered to the Company are included and the underwriter(s) do not object to the inclusion of such additional securities.

                  10.2 Prompt Registration of Class A Common Stock. Promptly upon (and in any event not more than thirty (30) days after), (i) a Mandatory Conversion by the Company of the shares of Preferred Stock into shares of Class A Common Stock pursuant to Section 8(l) of the Designation or (ii) receipt of a notice to convert from a Holder or Holders of shares of Preferred Stock pursuant to Section 8(m) of the Designation in connection with the Company's failure to redeem shares of Preferred Stock subject to Mandatory Redemption or Optional Redemption, the Company shall prepare and file, and use its commercially reasonable efforts to have declared effective, a registration statement on Form S-3 (or such other then applicable form) covering all shares of Class A Common Stock to be issued upon such conversion. Registration pursuant to this Section 10.2 shall not count as a demand registration pursuant to Section 10.1 hereof.

                  10.3 Piggyback Rights. In addition, each time the Company shall determine to file a registration statement under the Securities Act (other than pursuant to Section 10.1 or 10.2 hereof and other than on a Form S-4, Form S-8 or any similar form covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security Holder, the Company shall give prompt written notice of such determination to all Holders of Registrable Securities. Each Holder shall provide a written request to the Company if it desires to participate in such registration (the "Holder Notice") stating the number of shares of Registrable Securities to be registered, which Holder Notice must be given within thirty (30) days after receipt by the Holder of the Company's notice. Upon receipt of a Holder Notice, the Company shall cause all shares of Registrable Securities with respect to which such Holder has requested registration to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. If the registration of which the Company gives written notice pursuant to this Section 10.3 is for a public offering involving an underwriting, the Company shall so advise the Holders as a part of its written notice.

                  If the registration of which the Company gives notice pursuant to this Section 10.3 is for an underwritten public offering, only a Holder's share of Registrable Securities which such Holder agrees may be included in the underwriting may be included in such registration, and the Company shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that the Company shall use its best efforts to cause the managing underwriter(s) to include such Holder's Registrable Securities requested to be included in the registration in the underwriting. If the managing underwriter(s) advises the Holders of Registrable Securities participating in such registration in writing that the total amount of securities which such Holders, the Company, and any other stockholders of the Company intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will limit the registration (i) first, to the securities the Company intends to sell in such registration, and (ii) second, to Registrable Securities as to which a request for inclusion has been made and securities held by other stockholders having contractual registration rights, pro rata among the holders thereof based upon each holder's percentage ownership of the aggregate amount of securities as to which a request for inclusion has been made. In such case, no securities shall be included in the offering on behalf of stockholders of the Company who do not have piggyback registration rights as of the date of this Agreement. If any Holder of Registrable Securities disapproves of the terms of such underwriting, it may elect to withdraw therefrom by written notice to the Company at least twenty (20) days prior to the effective date of the Company's registration statement.

                  If a registration under Section 10.1, 10.2 or 10.3 shall be in connection with an underwritten public offering, each Holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, of any Registrable Security, and to use such Holder's reasonable best efforts not to effect any such sale or distribution of any other Equity Security of the Company or of any security convertible into or exchangeable or exercisable for any Equity Security of the Company (other than as part of such underwritten public offering) within seven (7) days before or ninety (90) days after the effective date of such registration statement (and the Company hereby also so agrees, and agrees to use its best efforts to cause, each Holder of any Equity Security , or of any security convertible into or exchangeable or exercisable for any Equity Security, of the Company purchased from the Company at any time other than in a public offering, so to agree.)

                  As a condition to the inclusion of the Holder's Registrable Securities in any registration statement, Holder will furnish to the Company such information with respect to Holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of a Holder to furnish such information or agreement shall not affect the obligation of the Company under this Section 10 to the remaining Holders of Registrable Securities. So long as any Registrable Securities are outstanding, the Company will not grant any additional registration rights to any other Person which would give such other Person the right to have securities registered in priority to or pro rata with the Holders of Registrable Securities.

                  If, at any time after giving notice of the intention to register any securities under this Section 10.3 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give notice of such determination to the Holders of Registrable Securities and thereupon will be relieved of its obligation to register any such securities in connection with such registration.

                  10.4 Procedure. If and whenever the Company is required by the provisions of this Section 10 to effect the registration of Registrable
Securities under the Securities Act, the Company, at its expense and as expeditiously as possible shall, in accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and shall use its commercially reasonable efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold; provided that the Company shall not be required to maintain the effectiveness of any registration (other than a registration pursuant to Section 10.2 hereof which shall be maintained effective until all registered securities are sold or the Holders of

Registrable Securities otherwise agree in writing to its withdrawal) for a period longer than one-hundred eighty (180) days after the effective date of such registration statement. The Company shall furnish to each of the Holders participating in such registration and to such Holders' counsel and the underwriters of securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities. In addition, the Company shall otherwise take such other actions as are necessary and appropriate to effect any such registration in compliance with all provisions of the Securities Act and all applicable state securities laws, including, without limitation, using its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as are reasonably necessary to effect the sale thereof (other than in any jurisdiction where the Company would be required to execute a general consent to service of process where it has not already filed such consent) and such other actions as each of the Holders participating in such registration shall reasonably request. The Company shall also promptly notify each of the Holders participating in such registration at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any facts necessary to make the statements contained therein not misleading and at the request of any such Holder the Company will promptly prepare a supplement or amendment to such prospectus so that as thereafter delivered to the purchasers of such securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading. The Company shall promptly inform each of the Holders participating in such registration of any and all correspondence between the Company and the Commission with respect to such registration.

                  10.5 Expenses.  As to all  registrations  under Sections 10.1,
10.2 and 10.3, the Company shall pay all costs, fees and expenses incident to the performance and compliance by the Company with Section 10, including, without limitation, (A) all registration and filing fees; (B) all printing expenses; (C) all fees and disbursements of counsel and independent public accountants for the Company; (D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys); (E) all transfer taxes; (F) the entire expense of any audits incident to such registration required by the rules and regulations of the Commission; (G) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto; and (H) the fees and expenses of one counsel for the
Holders of the Registrable Securities being registered. Each Holder of Registrable Securities shall bear its proportionate cost of all underwriting fees and commissions relating to Registrable Securities, such proportionate amount to be equal to a fraction, the numerator of which is the amount of Registrable Securities being registered by such Holder and the denominator of which is the aggregate number of Registrable Securities being registered by all of the Holders of Registrable Securities participating in such registration.

                  10.6 Indemnification.

                               (a) The Company  hereby  agrees to indemnify  and
hold harmless each Holder of Registrable Securities included in a registration statement pursuant to this Section 10 and each of such Holder's partners, employees, affiliates, officers and directors and each person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse promptly such Holder, its partners, employees, affiliates, officers, directors and controlling persons and each such underwriter and controlling person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its partners, employees, affiliates, officers, directors or controlling persons, or any such underwriter or controlling person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling person (as the case may be) specifically for use in the preparation thereof.

                               (b) Each Holder of Registrable  Securities  which
are included in a registration statement pursuant to this Section 10 hereby agrees, severally only and not jointly, to indemnify and hold harmless the Company, its employees, Affiliates, officers and directors and each person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its employees, Affiliates, officers, directors and controlling persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which the Company, its officers, directors, or such controlling persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding any provision to the contrary contained herein, the aggregate liability of each Holder of Registrable Securities pursuant to this Section 10.6 shall be limited to an amount equal to the gross proceeds received by such Holder from the offering of Registrable Securities registered by such Holder pursuant to this Section 10.

                               (c) Promptly after receipt by a party indemnified
pursuant to the provisions of subsection (a) or (b) of this Section 10.6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party in writing pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.6 and shall not relieve the indemnifying party from liability under this Section 10.6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, which approval will not be unreasonably withheld, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                               (d)  If  the  indemnification   provided  for  in
subsection (a) or (b) of this Section 10.6 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and the indemnified party on the other from the related offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount payable by such indemnified person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative benefits received by an indemnifying party on the one hand and an indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by each party bear to the total net proceeds from the offering received by each other party and, with respect to an underwriter, the total underwriting discounts and commissions received by such underwriter, and in each case as set forth in the table on the cover page of the related prospectus. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                               No person guilty of fraudulent  misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

                               (e) In  addition  to its other  obligation  under
this Section 10.6, the Company further agrees to reimburse promptly each Holder of Registrable Securities included in a registration statement pursuant to this Agreement (and each of such Holder's controlling persons, officers, directors, and underwriters (and controlling persons of such underwriters)) on a monthly basis for all reasonable legal fees, expenses and other fees and expenses incurred by such Holder in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or admission, described in subsection (a) of this Section 10.6, notwithstanding the possibility that such payments might later be held to be improper. To the extent that any payment is ultimately held to be improper, each person receiving such payment shall promptly refund such payment.

                  10.7 Delay in Registration. Notwithstanding anything to the contrary herein, the Company may postpone any registration which is requested pursuant to this Agreement for a reasonable period of time (not exceeding 30 days) if its Board determines in good faith and a responsible officer so advises the Holders participating in such registration in writing that it is advisable to defer public disclosure of material corporate developments or other information, and that such registration and the disclosures required to be made pursuant thereto could have a material adverse effect on the Company or on the public market for its securities; provided that the right to delay registration pursuant to this Section 10.7 shall not be exercised more than one time during any consecutive 12-month period.

         11. Right of First Refusal.

                  11.1 Subsequent Offerings. Each Holder of shares of Preferred Stock issued pursuant hereto or shares of Class A Common Stock into which such shares of Preferred Stock were converted shall have the right of first refusal to purchase such Holder's pro rata share (based on the portion of all shares of Preferred Stock held or formerly held by such Holder) of the greater of (i) the sum of each Holder's Class A Common Percentage of, or (ii) $5,000,000 {(divided among such Holders based on their pro rata share)} in the aggregate of, any Equity Securities that the Company may, from time to time, propose to sell and issue after the Closing Date, other than Equity Securities excluded by Section
11.2 hereof. Each Holder's Class A Common Percentage is the ratio of the total number of shares of Class A Common Stock which such Holder is entitled to receive upon conversion of its shares of Preferred Stock immediately prior to the issuance of such Equity Securities to the total number of shares of Class A Common Stock outstanding immediately prior to the issuance of such Equity Securities. The right to participate in subsequent offerings pursuant to this
Section 11.1 shall terminate as to a Holder as of the earlier of (i) the date such Holder no longer owns any shares of Preferred Stock or Class A Common Stock issued upon the conversion of Preferred Stock or (ii) the date that is one year after such Holder has converted all shares of Preferred Stock held by it into shares of Class A Common Stock.

                  11.2 Excluded Securities. The rights of first refusal established by this Section 11 shall have no application to any of the following Equity Securities: (a) shares of Common Stock issued to employees or directors of or consultants or advisors to the Company under employee or management stock option agreements or plans; (b) the shares of Preferred Stock issued pursuant hereto; (c) stock issued pursuant to any rights or agreements including, without limitation, convertible securities, options and warrants, provided that the rights of first refusal established by this Section 11 applied with respect to the initial sale or grant by the Company of all such rights or agreements; (d) any Equity Security issued for a consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (e) any Equity Security that is issued by the Company as part of an underwritten public offering; (f) shares of Common Stock issued in connection with any stock split, stock dividend or reverse stock split; and (g) any Equity Security which the Holders of at least 80% of the then-outstanding shares of Preferred Stock issued pursuant hereto or shares of Class A Common Stock into which such shares of Preferred Stock were converted, agree in writing shall not be subject to this
Section 11.

                  11.3 Exercise of Rights. If and each time the Company proposes to issue Equity Securities, it shall give each such Holder of shares of Preferred Stock or shares of Class A Common Stock into which such shares of Preferred Stock were converted written notice (the "Equity Notice") of its intention, describing the Equity Securities (including, without limitation, the voting powers, preferences or other special rights and the qualifications, limitations or restrictions thereof), the issuance price, the general terms and conditions upon which the Company proposes to issue the same and each Holder's applicable pro rata share. Each Holder shall have thirty (30) days from the giving of the Equity Notice to agree to purchase its pro rata share of Equity Securities for the price and upon the terms and conditions specified in the Equity Notice by giving written notice to the Company and stating therein the quantity of Equity Securities such Holder intends to purchase, it being understood that each Holder may in its sole discretion purchase any or all of its pro rata share of Equity Securities. Each Holder shall have a right of over-allotment such that if any Holder of shares of Common Stock fails to exercise its rights hereunder to purchase its entire pro rata portion of the Equity Securities, the other such Holders may purchase any or all of the nonpurchasing Holder's portion on a pro rata basis, within ten (10) days from the end of such thirty (30) day period.

                  11.4 Issuance of Equity Securities to other Persons. If the Holders of shares of Preferred Stock issued pursuant hereto or shares of Class A Common Stock into which such shares of Preferred Stock were converted fail to exercise in full the rights of first refusal within forty (40) days from the date of the giving of the Equity Notice to the Holders, the Company shall have ninety (90) days thereafter to complete the sale of any of the Equity Securities in respect of which the Holders' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than those specified in the Company's notice to the Holders pursuant to Section 11.3 hereof. If the Company has not sold all of these Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any of such Equity Securities, without first offering such securities to the Holders of shares of Preferred Stock issued pursuant hereto or shares of Class A Common Stock into which such shares of Preferred Stock were converted in the manner provided above.

         12. Enforcement.

                  12.1 Remedies at Law or in Equity. If any Default shall occur or if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any respect as of the date of this Agreement or as of the date it was made, furnished or delivered, the Holder of any Security may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Designation or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or the Designation, or to enforce any other legal or equitable right of such Holder of any such Securities, or to take any one or more of such actions. In the event a Holder brings such an action against the Company, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Designation, including, without limitation, such fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  12.2 Cumulative Remedies. None of the rights, powers or remedies conferred upon any Holder of shares of Preferred Stock or Class A Common Stock shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Designation or now or hereafter available at law, in equity, by statute or otherwise.

                  12.3 No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Investors or the Holder of any Security and no delay in exercising any such right, power or remedy conferred hereby or by the Designation now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

         13. Definitions. Unless the context otherwise requires, the terms defined in this Section 13 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 13 and those accounting terms used in this Agreement not defined in this Section 13 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms defined in this Section 13 and those accounting terms appearing in this Agreement but not defined in this Section 13 shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated.

                  "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For purposes of this definition "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity or partnership interests of such Person, or the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

                  "Agreement" shall mean this Agreement.

                  "Applicable Law" shall mean all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to the Company, including, without limitation, the Licenses, the Communications Act of 1934, as amended, Environmental Laws, and Title 17 of the United States Code and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Company is a party or by which it is bound.

                  "Articles" shall have the meaning assigned to it in Section 1 hereof.

                  "Authorized Signatory" shall mean such senior personnel of the Company as may be duly authorized and designated in writing by the Company to execute documents, agreements and instruments on behalf of the Company.

                  "BHCA Issue" shall have the meaning  assigned to it in Section
8.2 hereof.

                  "Bank Holding Company Act" shall have the meaning assigned to is in Section 8.2 hereof.

                  "Board" shall mean the Board of Directors of the Company.

                  "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London and New York, as relevant to the determination to be made or action to be taken.

                  "Class A Common Stock" shall have the meaning assigned to it in Section 1 hereof.

                  "Class B Common Stock" shall have the meaning assigned to it in Section 4.1 hereof.

                  "Common  Stock"  shall  have  the  meaning  assigned  to it in
Section 4.1 hereof.

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission.

                  "Company SEC Reports" shall have the meaning assigned to it in
Section 5.21 hereof.

                  "Credit Facilities" shall mean (i) that certain $50,000,000 Amended and Restated Credit Agreement, dated as of November 14, 1997, between GCI Holdings, Inc., a wholly-owned indirect subsidiary of the Company ("GCI Holdings"), as borrower, NationsBank of Texas, N.A., as administrative agent, Credit Lyonnais New York Branch, as documentation agent, and TD Securities
(USA), Inc., as syndication agent, as amended, (ii) that certain $200,000,000 Amended and Restated Credit Agreement, dated as of November 14, 1997, between GCI Holdings, as borrower, NationsBank of Texas, N.A., as administrative agent, Credit Lyonnais New York Branch, as documentation agent, and TD Securities
(USA), Inc., as syndication agent, as amended, (iii) that certain Credit and Security Agreement dated as of January 27, 1998 among Alaska United Fiber System Partnership, Credit Lyonnais New York Branch, NationsBank of Texas, N.A., TD Securities (USA), Inc. and the other lenders referred to therein, as amended, and (iv) the Company's 9 3/4% Senior Notes in the principal amount of $180,000,000.

                  "Debt  Instrument"  shall have the  meaning  assigned to it in
Section 9 hereof.

                  "Default" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed under the terms of this Agreement or the Designation, if such default or failure in performance shall remain unremedied for ten (10) days.

                  "Designation" shall have the meaning assigned to it in Section 1 hereof.

                  "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, permit conditions, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, those relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyals, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, including, without limitation, any provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.).

                  "Equity  Notice"  shall  have the  meaning  assigned  to it in
Section 11.3 hereof.

                  "Equity Security" shall mean any stock or similar security of the Company or any security (whether stock or indebtedness) convertible or exchangeable, with or without consideration, into or for any stock or similar security or any security (whether stock or indebtedness) carrying any warrant or right to subscribe to or purchase any stock or similar security or any such warrant or right.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the date hereof and as such Act may be amended thereafter from time to time.

                  "ERISA Affiliate" shall mean any Person which is an "Affiliate" of the Company within the meaning of Section 414 of the Internal Revenue Code and which, together with the Company, is treated as a single employer for purposes of such Section 414.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "FCC" shall mean the Federal Communications Commission or any successor agency.

                  "FCC License" shall mean any community antennae relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended, and any other FCC license from time to time necessary or advisable for the operation of the Company's business.

                  "Financials"  shall have the meaning assigned to it in Section
5.11 hereof.

                  "Hazardous Materials" shall mean all toxic and hazardous substances and wastes and petroleum products.

                  "Holder" of any Security shall mean the record or beneficial owner of such Security.

                  "Holder Notice" shall have the meaning assigned to such term in Section 10.3 hereof. "Initiating Holder" shall have the meaning assigned to such term in Section 10.1 hereof.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Investor" and "Investors" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                  "Licenses" shall mean any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval or grant of rights, whether based upon any agreement, statute, order, ordinance or otherwise granted by any governmental authority to the Company or any Subsidiary necessary or appropriate for the Company or any Subsidiary to engage in its business as currently conducted, including, without limitation, in order to provide telecommunication, local, long distance and wireless telephone services, cable television services or internet services to residential, commercial or governmental users, including, without limitation, FCC Licenses, together with any amendment, modification or replacement with respect thereto.

                  "Lien" shall mean with respect to any property, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                  "Mandatory Redemption" shall mean the redemption by the Company of the shares of Preferred Stock on the terms and under the conditions set forth in Section 4 of the Designation.

                  "Mandatory Redemption Event" shall mean any event described in
Section 4 of the terms of the Preferred Stock set forth in the Designation, the occurrence of which shall result in the mandatory redemption of the Preferred Stock.

                  "Material  Agreement" shall have the meaning assigned to it in
Section 5.14 hereto.

                  "Materially Adverse Effect" shall mean any materially adverse effect upon the business operation, assets, liabilities, financial condition, results of operations or business prospects of the Company or any of its Subsidiaries, or the ability of the Company to perform this Agreement or observe the terms of the Designation, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together.

                  "Multiemployer  Plan"  shall  have the  meaning  set  forth in
Section 4001(a)(3) of ERISA.

                  "Necessary Authorizations" shall mean all authorizations, consents, permits, exemptions, approvals and licenses from, and all filings and legislations with, and all required reports to, any governmental or regulatory authority, including without limiting the foregoing the Licenses and approvals, licenses, filings and registrations under the Communications Act of 1934, as amended, necessary in order to enable the Company to consummate the transactions contemplated by this Agreement.

                  "Optional Redemption" shall mean the redemption, at the option of the Investors or the Company, of the shares of Preferred Stock on the terms and on the conditions as set forth in Sections 4 and 5 of the Designation.

                  "Person" shall include any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

                  "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other plan maintained for employees of any Person or any ERISA Affiliate of such Person.

                  "Preferred  Stock"  shall have the  meaning  assigned to it in
Section 1 hereof.

                  "Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset, owned, leased or operated by the Company or any Subsidiary of the Company (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

                  "Proposed Amendments" shall have the meaning assigned to it in
Section 6.5 hereof.

                  "Registrable Securities" shall have the meaning assigned to it in Section 10 hereof.

                  "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

                  "Required  Payment"  shall have the meaning  assigned to it in
Section 2 hereof.

                  "Securities" shall have the meaning assigned to it in Section 1 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Subsidiary" shall mean (i) any corporation of which fifty-one percent (51%) or more of the voting stock, or any partnership or limited liability company of which fifty-one percent (51%) or more of outstanding interests, is at any time owned by the Company, or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, and (ii) any other entity which is controlled or capable of being controlled by the Company or by one or more Subsidiaries of the Company r by the Company and one or more Subsidiaries of the Company.


         14. Miscellaneous.

                  14.1 Waivers and Amendments. With the written consent of the Holders of a majority of the outstanding shares of Preferred Stock or such higher percentage as is expressly stated {herein} in this Section 14.1 or in the Designation, the obligations of the Company and the rights of the Holders of the Securities under this Agreement and the rights of the Holder of the Securities under the Designation may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of the Securities and the Company; provided, however, that no such waiver or supplemental agreement shall (a) affect any of the rights of any Holder of a Security created by the Designation (other than rights created by
Section  7 of  the  Designation)  or by the  Alaska  Corporations  Code  without compliance with all applicable provisions of the Designation and the Alaska Corporations Code, (b) reduce the aforesaid proportion of Preferred Stock, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the shares of Preferred Stock or (c) adversely affect the rights of Holders of Preferred Stock pursuant to Section 10 {or}, 11 or 12 hereof without the written consent of Holders of at least 80% of the then outstanding shares of Preferred Stock. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to all the Holders of the shares of Preferred Stock in writing. Neither this Agreement nor the Designation nor any provision hereof or thereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this
Section 14.1. Specifically, but without limiting the generality of the foregoing, the failure of any Holder at any time or times to require performance of any provision hereof or of the Designation by the Company shall in no manner affect the right of any Holder at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement or the Designation in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement, the Designation.

                  14.2 Rights of Holders Inter Se. Each Holder of Securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Securities with respect to exercising or refraining from exercising any such right or rights.

                  14.3 Notices.3 All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                               (a) If to the Investors to each of them at their respective addresses listed on Annex A attached hereto.

                               or

                               (b) If to the Company, at the address first above written or at such other address as the Company may specify by written notice to Investor,

and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  14.4 Survival of Representations and Warranties, etc. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Investors, and the sale and purchase of the Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder. Any claim against the Company based upon any inaccuracy in any of the representations or breach of any of the warranties hereunder must be asserted against the Company, either by written notice given to the Company specifying with reasonable particularity the claimed inaccuracy or breach or by institution of an action at law or suit in equity against the Company and the serving of the process and complaint with respect thereto upon the Company, within five (5) years from the Closing Date.

                  14.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  14.6 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

                  14.7 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  14.8 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided that the Designation shall be governed by the laws of the State of Alaska.

                  14.9 Expenses. The Company will promptly pay all out-of-pocket expenses of the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement and the Designation and the transactions contemplated hereunder and thereunder, whether or not the transactions contemplated by this Agreement are consummated, including, but not limited to, the fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, special counsel for Toronto Dominion Investors, Inc. and Edens Snodgrass Nichols & Breeland, P.C., special counsel to Prime VIII, L.P. and all costs and out-of-pocket expenses of obtaining performance under this Agreement and the Designation or of preparing, negotiating, executing and delivering any amendment of or consent or waiver under this Agreement or the Designation at the Company's request, including but not limited to, reasonable fees and expenses of counsel for the Investors. The Company shall also reimburse each Investor for any reasonable out-of-pocket expenses incurred by it in connection with its attendance at any meetings of the Board and/or any shareholders' meetings, including without limitation, any expenses for traveling and lodging.

                  14.10 Counterparts; Telefacsimile. This Agreement and any certificate contemplated hereby may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement any certificate or other document contemplated hereby by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               [Preferred Stock Purchase Agreement Signature Page]

                     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract between you and the undersigned.

                                        Very truly yours,

                                        GENERAL COMMUNICATION, INC.


                                        By:
                                             President

                                        and
                                             Secretary

The foregoing Agreement is hereby accepted as of the date first above written.

INVESTORS:

TORONTO DOMINION INVESTMENTS, INC.

By:
Name:
Title:


PRIME VIII, L.P.


By:
Name:
Title:

                                     ANNEX A

                                List of Investors

 Investors:                                                   Applicable %:               # of Shares:
 ----------                                                   -------------               ------------
         Toronto Dominion Investments, Inc.                        75%                     15,000

         Address for Notices:
         --------------------
         31 West 52nd Street
         New York, New York 10019-6101
         Attention: Chris Shipman

         with a copy to:

         Toronto Dominion Investments, Inc.
         (principal executive office)
         909 Fannin Street
         Houston, Texas 77010
         Attention: Martha Gariepy


         Prime VIII, L.P.                                          25%                      5,000

         Address for Notices:
         --------------------
         3000 One American Center
         600 Congress Avenue
         Austin, Texas   78701
         Attention: [Dean Greenwood]

                                TABLE OF CONTENTS

                             (Not Part of Agreement)
                                                                                                               Page
                                                                                                               ----
1.       Authorization of Securities..............................................................................1

2.       Sale and Purchase of Preferred Stock.....................................................................1

3.       Closing..................................................................................................1
         3.1          Closing.....................................................................................1

4.       Register of Securities;  Restrictions  on Transfer of Securities;  Removal of  Restrictions on
         Transfer of Securities...................................................................................2
         4.1          Register of Securities......................................................................2
         4.2          Restrictions on Transfer....................................................................2
         4.3          Removal of Securities Act Transfer Restrictions.............................................4

5.       Representations and Warranties by the Company............................................................4
         5.1          Organization; Power; Qualification; Capital Stock...........................................4
         5.2          Authorization...............................................................................5
         5.3          Subsidiaries................................................................................5
         5.4          Compliance with Other Documents and Contemplated Transactions...............................5
         5.5          Business....................................................................................5
         5.6          Licenses, etc...............................................................................5
         5.7          Compliance with Law.........................................................................6
         5.8          Litigation..................................................................................6
         5.9          Financial Statements........................................................................6
         5.10         No Adverse Change...........................................................................6
         5.11         Absence of Default, etc.....................................................................6
         5.12         Environmental Matters.......................................................................6
         5.13         Investment Company Act; Public Utility Holding Company Act..................................7
         5.14         Securities Laws.............................................................................7
         5.15         Disclosure; SEC Filings.....................................................................8
         5.16         Year 2000 Compliance........................................................................8

6.       Conditions Precedent to Investor's Obligations at the Closing............................................9
         6.1          Representations and Warranties..............................................................9
         6.2          Simultaneous Purchase by Investors..........................................................9
         6.3          No Material Adverse Change..................................................................9
         6.4          Designation.................................................................................9
         6.5          Board Resolutions...........................................................................9
         6.6          Qualification Under State Securities Laws..................................................10
         6.7          Delivery of Documents......................................................................10
         6.8          Proceedings and Documents..................................................................11

7.       Affirmative Covenants...................................................................................11


                                       i

                                                                                                               Page
                                                                                                               ----
         7.1          Preservation of Existence and Similar Matters..............................................11
         7.2          Compliance with Applicable Law.............................................................12
         7.3          Maintenance of Properties..................................................................12
         7.4          Accounting Methods and Financial Records...................................................12
         7.5          Maintain Insurance.........................................................................12
         7.6          Pay Taxes and Other Liabilities............................................................12
         7.7          Financial Reports..........................................................................12
         7.8          Other Reports..............................................................................13
         7.9          Notice of Litigation and Other Matters.....................................................14
         7.10         Board of Directors.........................................................................14
         7.11         Proxy Statement............................................................................14
         7.12         Replacement of Certificates................................................................15
         7.13         Compliance With Designation  and Bylaws....................................................15
         7.14         Notice of Failure to Comply with Total Leverage Test.......................................15
         7.15         Notice of Occurrence of Triggering Event...................................................15
         7.16         Amendments to or Repeal of Bylaws..........................................................15

8.       Investor Regulatory Compliance..........................................................................15
         8.1          Violation of BHCA..........................................................................15
         8.2          BHCA Issue.................................................................................15

9.       Right to Demand Exchange of Preferred Stock; Reincorporation of the Company or Change in Alaskan Law....16

10.      Registration Rights.....................................................................................17
         10.1         Demand Registration........................................................................17
         10.2         Prompt Registration of Class A Common Stock................................................18
         10.3         Piggyback Rights...........................................................................18
         10.4         Procedure..................................................................................19
         10.5         Expenses...................................................................................20
         10.6         Indemnification............................................................................21
         10.7         Delay in Registration......................................................................23

11.      Right of First Refusal..................................................................................24
         11.1         Subsequent Offerings.......................................................................24
         11.2         Excluded Securities........................................................................24
         11.3         Exercise of Rights.........................................................................24
         11.4         Issuance of Equity Securities to other Persons.............................................25

12.      Enforcement.............................................................................................25
         12.1         Remedies at Law or in Equity...............................................................25
         12.2         Cumulative Remedies........................................................................25
         12.3         No Implied Waiver..........................................................................25

13.      Definitions.............................................................................................26

14.      Miscellaneous...........................................................................................30


                                       ii

                                                                                                               Page
                                                                                                               ----
         14.1         Waivers and Amendments.....................................................................30
         14.2         Rights of Holders Inter Se.................................................................31
         14.3         Notices....................................................................................31
         14.4         Survival of Representations and Warranties, etc............................................32
         14.5         Severability...............................................................................32
         14.6         Parties in Interest........................................................................32
         14.7         Headings...................................................................................32
         14.8         Choice of Law..............................................................................32
         14.9         Expenses...................................................................................33
         14.10        Counterparts; Telefacsimile................................................................33


                                      iii
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